UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2026

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2026, Accel Entertainment, Inc. (the “Company”) announced that:
•Andy Rubenstein, the Company’s current Chief Executive Officer and President, has been appointed as Chairman of the Company’s Board of Directors (the “Board”), effective immediately;
•Mark Phelan, age 57, currently the Company’s President – US Gaming, (i) has been appointed to the additional role of Chief Operating Officer, effective immediately, and (ii) will succeed Mr. Rubenstein as Chief Executive Officer and President, effective August 7, 2026 (the “Transition Date”); and
•in connection with this transition, Karl Peterson, current Chairman of the Board, has been appointed to serve as the Company’s Lead Independent Director, effective immediately.
Mr. Phelan’s biographical information is set forth in the Company’s definitive proxy statement filed on April 21, 2025 and is incorporated herein by reference. There is no arrangement or understanding between Mr. Phelan and any other persons pursuant to which Mr. Phelan was appointed as the Company’s Chief Operating Officer or Chief Executive Officer, effective as noted above. Mr. Phelan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Phelan and any director or other executive officer of the Company.
Leadership Transition and Advisory Services Agreement
On February 2, 2026, the Company entered into a Leadership Transition and Advisory Services Agreement with Mr. Rubenstein, effective immediately (the “Transition Agreement”), amending the Executive Employment Agreement by and between the Company and Mr. Rubenstein dated July 15, 2020, and amended as of April 27, 2023, that provides for certain post-Transition Date agreements in connection with Mr. Rubenstein’s non-employee advisor engagement with the Company following the Transition Date. Pursuant to the terms of the Transition Agreement, Mr. Rubenstein will serve as an advisor to the Chief Executive Officer of the Company for a three-year period following the Transition Date (the "Advisory Term"), during which time Mr. Rubenstein will be an independent contractor to the Company. At each of the Company’s annual meetings to be held in 2026, 2027 and 2028, the Board has agreed to include Mr. Rubenstein in its slate of nominees for election as a director of the Board, subject to certain conditions specified in the Transition Agreement, including that Mr. Rubenstein owns at least 5% of the outstanding shares of the Company and retains such minimum Company ownership while serving as a director on the Board.
Under the Transition Agreement, Mr. Rubenstein is entitled to a grant of 78,930 restricted stock units (“RSUs”) when other senior executives receive their annual equity incentive grants in 2026. These RSUs vest over a two-year period in two annual installments, subject to his continued service as an employee, advisor or member of the Board. Mr. Rubenstein will remain eligible to receive an annual bonus for 2025, subject to Company performance and his individual performance (to be no less than his 2024 individual performance result). Also, the end of the performance period for his 2023 performance-based RSUs will be extended from April 27, 2026 to the Transition Date. In addition, on or about the Transition Date, the Company will grant Mr. Rubenstein 335,516 RSUs (the "Advisory RSUs") as consideration for his service as an advisor that will vest quarterly over a three-year period, subject to his continued service to the Company. During his service as an advisor or member of the Board on and following the Transition Date, his then outstanding equity incentive awards will continue to vest. Upon occurrence of a material breach by the Company of the Transition Agreement, the vesting of certain of Mr. Rubenstein’s equity incentive awards will be accelerated in accordance with the terms specified in the Transition Agreement. In addition, upon termination of Mr. Rubenstein's engagement as an advisor under the Transition Agreement prior to the end of the Advisory Term absent Advisor Cause (as defined in the Transition Agreement), the vesting of the Advisory RSUs will be accelerated.
The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

Amended and Restated Executive Employment Agreement
On February 2, 2026, the Company entered into an amended and restated employment agreement with Mr. Phelan, effective as of February 2, 2026 (the “A&R Employment Agreement”). Pursuant to the terms of the A&R Employment Agreement, Mr. Phelan’s base salary will be at the annual rate of $554,443 until the Transition Date, after which it will be $805,906. His target bonus amount for 2026 will be $562,199, which is a pro-rated amount based on his positions before and after the Transition Date, and his target bonus amount for years thereafter will equal 100% of his annual base salary. The target value of his 2026 annual equity-based incentive grant will be $452,795 and following the Transition Date, he will be eligible for a one-time transition grant with a target value of $671,588. For calendar years after 2026, Mr. Phelan’s target annual equity-based grant value will be 200% of his annual base salary. Upon a qualifying termination of employment (which includes the Company’s non-renewal of the A&R Employment Agreement without cause at the end of any of its initial or successive one year terms), Mr. Phelan is entitled to severance equal to two times the sum of his annual base salary and target annual bonus as of the termination date. If such qualifying termination occurs within one year following a change in control, he is also entitled to a pro rata bonus for the year of termination and accelerated vesting of outstanding equity awards. Under the A&R Employment Agreement, Mr. Phelan is subject to non-competition and non-solicitation restrictions during his employment and for a period of two years thereafter.
The foregoing description of the A&R Employment Agreement is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is filed as Exhibit 10.2 attached hereto, and the terms of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Leadership Transition and Advisory Services Agreement, dated February 2, 2026, by and between Accel Entertainment, Inc., and Andrew Rubenstein
10.2	Amended and Restated Employment Agreement, dated February 2, 2026, by and between Accel Entertainment, Inc., and Mark Phelan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: February 3, 2026	By:	/s/ Scott Levin
Scott Levin
Chief Legal Officer & Corporate Secretary

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